                                                                    EXHIBIT 99.1

INVESTOR RELATIONS:
Erica Abrams or Vanessa Lehr
The Blueshirt Group
(415) 217-7722
erica@blueshirtgroup.com
vanessa@blueshirtgroup.com

         OPLINK REPORTS FINANCIAL RESULTS FOR FIRST QUARTER FISCAL 2005

SAN JOSE, CALIF., October 28, 2004 -- Oplink Communications, Inc. (Nasdaq:
OPLK), a leading Photonic Foundry and provider of optical networking components, today reported financial results for the first quarter of fiscal 2005 ended October 3, 2004.

For the first quarter, Oplink reported revenues of $8.9 million, which represents an increase of 22% over revenues of $7.3 million reported in the first quarter of fiscal 2004. The Company reported a net loss of $874,000, or $0.01 per share, for the first quarter of fiscal 2005, as compared to a net loss of $2.3 million, or $0.02 per share, reported in the first quarter of fiscal 2004. The Company expects revenue in the second quarter of fiscal 2005 to be approximately $9.0 million and earnings per share to be in line with that of the first quarter of fiscal 2005.

Oplink closed the quarter with $185.5 million in cash, cash equivalents and short and long-term investments with the decline of $4.9 million from the balance at the close of the prior quarter being primarily as a result of the acquisition of its new headquarters building in Fremont, CA. The Company generated $291,000 in cash from operations.

In a related release, the Company also announced that it has signed a definitive agreement to acquire EZconn Corporation, a leading manufacturer of components for the broadband cable and optical markets.

"We are satisfied with our financial results for the first quarter, and had solid sales activity with some of our larger customers, including Nortel, Fujitsu and Huawei," commented Joe Liu, president and CEO of Oplink. "We continued to win new design opportunities with our major customers particularly in the metro area and are realizing value from our Photonic Foundry capabilities. With the acquisition of EZconn, we expect to expand our market reach beyond metro and long-haul to the access market, increasing our addressable market and broadening our offerings for existing telecom and datacom customers."

The Company presents each of the fiscal quarters and fiscal year end as if it ended on the last day of each calendar quarter or twelve-month period, respectively. The Company operates and reports using interim fiscal quarters and twelve-month periods, which end on the Sunday closest to the end of each calendar quarter and twelve-month period. October 3, 2004 and September 28, 2003 represent the Sunday closest to the period ending September 30, 2004 and September 30, 2003, respectively.

CONFERENCE CALL INFORMATION

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on October 28, 2004. To access the conference call, dial (800) 257-1836 for callers in the US or Canada and (303) 262-2131 for international callers. The webcast will be available live on the Investor Relations section of the Company's corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on October 28, 2004 until 11:59 p.m. Pacific Time on October 30, 2004, by dialing (800) 405-2236 ((303) 590-3000 for callers outside the U.S. and Canada) and entering pass code 11011778.

ABOUT OPLINK

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components and subsystems. The Company offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains a full complement of optical-centric front-end design, application, and customer service functions at its headquarters in San Jose, California. The Company's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, Photonic Foundry services which incorporate its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

This news release contains forward-looking statements, including without limitation statements regarding the transaction with EZconn and Oplink's long-term market opportunities and product offerings that may result from such transaction and the guidance given for anticipated revenue and earnings per share for the second quarter of fiscal 2005, that involve risks and uncertainties, which may cause Oplink's actual results to differ substantially from expectations. These risks include, but are not limited to, the potential widespread downturn in the overall economy in the United States and other parts of the world and the telecommunications industry, including reductions in telecommunication spending activity, possible reductions in customer orders, challenges to successfully integrate and realize anticipated benefits of acquisitions of businesses or technologies, our reliance upon third parties to supply our raw materials and equipment, intense competition in our target markets and potential pricing pressure that may arise from changing supply-demand conditions in the industry, the need to retain and motivate key personnel, risks associated with the protection of our, and possible infringement of others', intellectual property, and other risks detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

                                       ###
                               (TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

                                                         SEPTEMBER 30,    JUNE 30,
                                                             2004          2004
                                                          (UNAUDITED)       (1)
                                                         =============   =========
ASSETS
Current assets:
   Cash and cash equivalents                             $      99,758   $ 110,390
   Short-term investments                                       45,924      24,849
   Accounts receivable, net                                      8,153       7,545
   Inventories                                                   5,381       4,767
   Prepaid expenses and other current assets                     2,501       2,814
                                                         -------------   ---------
       Total current assets                                    161,717     150,365
Long-term investments                                           39,848      55,204
Property, plant and equipment, net                              29,385      26,426
Intangible assets                                                  461         507
Other assets                                                       278         401
                                                         -------------   ---------
       Total assets                                      $     231,689   $ 232,903
                                                         =============   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                      $       4,682   $   4,926
   Accrued liabilities and other current liabilities             8,053       8,171
                                                         -------------   ---------
       Total current liabilities                                12,735      13,097
Non-current liabilities                                             21         104
                                                         -------------   ---------
       Total liabilities                                        12,756      13,201
                                                         -------------   ---------
Stockholders' equity                                           218,933     219,702
                                                         -------------   ---------
       Total liabilities and stockholders' equity        $     231,689   $ 232,903
                                                         =============   =========

(1) The June 30, 2004 consolidated balance sheet has been derived from audited financial statements at that date.

OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                           2004        2003
                                                         --------    --------
Revenues                                                 $  8,908    $  7,308
Cost of revenues:
   Cost of revenues                                         5,953       5,090
   Non-cash compensation expense                               27          76
                                                         --------    --------
       Total cost of revenues                               5,980       5,166
                                                         --------    --------
Gross profit                                                2,928       2,142
                                                         --------    --------

Operating expenses:
   Research and development                                 1,905       1,370
   Sales and marketing                                        833         793
   General and administrative                               1,751       2,291
   Non-cash compensation expense                               52         701
   Amortization of intangible and other assets                 46          10
                                                         --------    --------
       Total operating expenses                             4,587       5,165
                                                         --------    --------
Loss from operations                                       (1,659)     (3,023)
Interest and other income, net                                801         550
(Loss) gain on sale of assets                                 (16)        215
                                                         --------    --------
Net loss                                                 $   (874)   $ (2,258)
                                                         ========    ========
Basic and diluted net loss per share                     $  (0.01)   $  (0.02)
                                                         ========    ========
Basic and diluted weighted average shares outstanding     147,512     142,589
                                                         ========    ========

OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN THOUSANDS)

                                                                     THREE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                    2004            2003
                                                                 -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                      $      (874)    $    (2,258)
   Adjustments to reconcile net loss to
     net cash provided by operating activities:
       Depreciation and amortization                                   1,980           2,129
       Non-cash compensation expense                                      79             777
       Other                                                             315            (178)
       Change in assets and liabilities                               (1,209)             39
                                                                 -----------     -----------
          Net cash provided by operating activities                      291             509
                                                                 -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net (purchases) maturities of investments                          (6,088)          1,774
   Net (purchases) sales of property and equipment                    (4,850)            367
                                                                 -----------     -----------
          Net cash (used in) provided by investing activities        (10,938)          2,141
                                                                 -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                                 84             851
   Repayment of note receivable from stockholders                         12               -
   Repayment of capital lease obligations                                (81)           (695)
                                                                 -----------     -----------
          Net cash provided by financing activities                       15             156
                                                                 -----------     -----------
Net (decrease) increase in cash and cash equivalents                 (10,632)          2,806
Cash and cash equivalents, beginning of period                       110,390         121,498
                                                                 -----------     -----------
Cash and cash equivalents, end of period                         $    99,758     $   124,304
                                                                 ===========     ===========